EXHIBIT 12.1
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                Bentley Pharmaceuticals, Inc. and Consolidated Subsidiaries
                    Combined with Unconsolidated Subsidiaries
                Computation of Ratio of Earnings to Fixed Charges
                                 (in thousands)

                                                     For the     For the                                                   For the
                                                   Fiscal Year  Six Months              For the Fiscal Year             Three Months
                                                     Ended        Ended                       Ended                         Ended
                                                    June 30,   December 31,                 December 31,                  March 31,
                                                  -----------  -----------  --------------------------------------------  ---------
                                                     1992         1992         1993       1994       1995        1996        1997
                                                  -----------  -----------  ---------  ---------  ----------  ----------  ---------

Income (Loss) from continuing operations
   before provision for income taxes per
   Consolidated Statement of Operations             ($10,468)    ($19,531)  ($10,236)   ($3,578)    ($2,326)   ($2,919)      ($826)
Add:
   Portion of rents reprsentative of
      the interest factor                                 47           83        226        144         175        159          40
   Interest on indebtednesss                             427          205        271        423         396        874         243
   Amortization of debt expense                            0            0          0          0         167        353          77
      Income (Loss) as adjusted                      ($9,994)    ($19,243)   ($9,739)   ($3,011)    ($1,588)   ($1,533)      ($466)
                                                  ===========  ===========  =========  =========  ==========  =========   =========
Fixed Charges:
   Interest on indebtedness:
      Bentley Pharmaceuticals, Inc. and
         consolidated subsidiaries                      $427         $205       $271       $423        $396        874          243
      Unconsolidated subsidiaries                          0            0          0          0           0          0            0
                                                         427          205        271        423         396        874          243
         Less intercompany interest                        0            0          0          0           0          0            0
                                                  -----------  -----------  ---------  ---------  ----------  ---------   ---------
                                             (1)         427          205        271        423         396        874          243
Amortization of debt expense                 (2)           0            0          0          0         167        353           77
Capitalized interest                         (3)           0            0          0          0           0          0            0
Rents:
   Bentley Pharmaceuticals, Inc. and
      consolidated subsidiaries                          141          249        679        432         526        476          119
   Unconsolidated subsidiaries                             0            0          0          0           0          0            0
                                                  -----------  -----------  ---------  ---------  ----------  ---------   ---------
                                                         141          249        679        432         526        476          119
      Less intercompany rents                              0            0          0          0           0          0            0
                                                         141          249        679        432         526        476          119
                                                  -----------  -----------  ---------  ---------  ----------  ---------   ---------
   Portion of rents representative of
      interest factor                       (4)           47           83        226        144         175        159           40
                                                  -----------  ----------   ---------  ---------  ----------  ---------   ---------
   Fixed charges (1)+(2)+(3)+(4)                        $474         $288       $497       $567        $738     $1,386         $360
                                                  ===========  ===========  =========  =========  ==========  =========   =========
Ratio of earnings to fixed charges                     -21.1        -66.8      -19.6       -5.3        -2.2       -1.1         -1.3
                                                  ===========  ===========  =========  =========  ==========  =========   =========


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